Exhibit 99.1

Codexis Reports 2017 Fourth Quarter and Full Year Financial Results
2017 revenues of $50 million include a 74% increase in product sales
Introduces 2018 financial guidance

Conference call begins at 4:30 pm Eastern time today
Accompanying slide presentation available on Investor section of company website

REDWOOD CITY, Calif. (March 8, 2018) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three and 12 months ended December 31, 2017, provides a business update and introduces 2018 financial guidance.

“We closed out an exceptional year with fourth quarter revenues exceeding $21 million, more than double third quarter revenues,” said Codexis President and CEO John Nicols. “Revenues for 2017 of $50 million increased slightly over 2016 and met our annual guidance as we replaced more than $22 million of non-recurring revenue related to technology transfers. Product sales of $27 million increased 74% and reached the top of our guidance range, and product gross margin of 46% exceeded our guidance range. Our many 2017 accomplishments include our new agreement with Nestlé Health Science, which validated the use of our protein engineering technology platform for biotherapeutic drug discovery, and our second agreement with Tate & Lyle, which further strengthened our partnership with this world leader in food ingredients.

“Our growth momentum and many accomplishments support another year of exceptional growth with 2018 revenues expected to be $60 million to $63 million,” said Nicols. “Our outlook features continued solid performance from our core business, growth from our Nestlé Health Science and Tate & Lyle partnerships, advancement of our biotherapeutic pipeline beyond phenylketonuria (PKU) disease, the first year of significant backend revenue from our CodeEvolver® technology platform license deals, and initial sales of our new high-performing enzymes into the molecular diagnostics industry.”

Fourth Quarter Financial Highlights
Total revenues for the fourth quarter of 2017 increased 118% to $21.7 million from $10.0 million for the fourth quarter of 2016. Product sales for the fourth quarter of 2017 increased 78% to $7.6 million from $4.2 million for the prior-year period, primarily due to higher demand for enzymes. Research and development (R&D) revenues for the fourth quarter of 2017 increased 132% to $12.4 million from $5.3 million for the fourth quarter of 2016, with the increase mainly attributable to Nestlé Health Science. Revenue from the revenue-sharing arrangement with Exela PharmSci for sales of the argatroban injectable drug was $1.7 million for the fourth quarter of 2017 compared

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with $0.4 million for the fourth quarter of 2016, with the increase primarily due to non-recurring revenue of $1.5 million in connection with the termination of our revenue sharing arrangement with Exela and granting of an exclusive license to Exela.

Gross margin on product sales for the fourth quarter of 2017 increased to 53% from 46% for the fourth quarter of 2016, mainly due to an increase in sales of higher-margin products.

Research and development (R&D) expenses were $9.4 million for the fourth quarter of 2017 compared with $6.0 million for the fourth quarter of 2016, with the increase due primarily to higher outside services expenses related to CDX-6114, our lead biotherapeutic candidate being developed for the treatment of PKU for which we entered into a license agreement with Nestlé Health Science, and increased costs associated with higher headcount, partially offset by the absence of amortization of intangibles. Selling, general and administrative (SG&A) expenses for the fourth quarter of 2017 were $7.9 million compared with $7.0 million for the fourth quarter of 2016, due primarily to an increase in outside services and legal fees and increased costs associated with higher headcount, partially offset by lower depreciation expense.

Net income for the fourth quarter of 2017 was $1.0 million, or $0.02 per basic and diluted share, compared with a net loss for the fourth quarter of 2016 of $5.3 million, or $0.13 per basic and diluted share. Non-GAAP net income for the fourth quarter of 2017 was $3.1 million, or $0.06 per basic and diluted share, compared with a non-GAAP net loss for the fourth quarter of 2016 of $2.8 million, or $0.07 per basic and diluted share. A reconciliation of GAAP to non-GAAP measures is provided below.

Full Year 2017 Financial Highlights
Total revenues for 2017 were $50.0 million, up 2.4% from $48.8 million for 2016. Total revenues for 2017 included $26.7 million in product sales, $20.7 million in R&D revenue and $2.6 million from the revenue-sharing arrangement with Exela.

Gross margin on product sales for 2017 was 46% compared with 36% for 2016, due to an increase in sales of higher-margin products.

R&D expenses for 2017 were $29.7 million compared with $22.2 million for 2016, with the increase primarily due to higher outside service fees related to CDX-6114 and increased costs associated with higher headcount, partially offset by lower amortization expense. SG&A expenses for 2017 were $29.0 million compared with $25.4 million for the prior year, with the increase primarily due to increases in legal expenses and costs associated with higher headcount and higher outside services, partially offset by lower depreciation expense.

The net loss for 2017 was $23.0 million, or $0.50 per basic and diluted share, compared with a net loss for 2016 of $8.6 million, or $0.21 per basic and diluted share. The non-GAAP net loss for 2017 was $14.9 million, or $0.32 per

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basic and diluted share, compared with non-GAAP net income for 2016 of $1.7 million, or $0.04 per basic and diluted share. A reconciliation of GAAP to non-GAAP measures is provided below.

Cash and cash equivalents as of December 31, 2017 were $31.2 million, compared with $19.2 million as of December 31, 2016.

2018 Financial Outlook
Codexis is introducing financial guidance for 2018, as follows:

•	Total revenues are expected to be $60 million to $63 million, a 20% to 26% increase over 2017;

•	Product sales are expected to be $25 million to $28 million; and

•	Gross margin on product sales is expected to be 45% to 48%.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation expense, intangible asset amortization expense and stock-based compensation expense. Non-GAAP financial measures presented are: non-GAAP net income or loss, non-GAAP net income or loss per share (basic and diluted) and non-GAAP operating expenses, including non-GAAP research and development expense and non-GAAP selling, general and administrative expense. Non-GAAP operating expenses exclude stock-based compensation expense, amortization of intangible assets and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expense that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. A slide presentation to accompany today’s call is available on the Investors section of the Company’s website at

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www.codexis.com. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 3990608. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 3990608 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis, Inc. is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of high-value industrial applications, including as biocatalysts for the commercial manufacture of pharmaceuticals and fine chemicals, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables significant improvements in protein performance meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial scale implementations of biocatalytic processes. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding 2018 total revenues, product sales and gross margin on product sales, Codexis’ ability to use its technology platform for biotherapeutic drug discovery, performance from its core businesses, growth associated with the Nestlé Health Science and Tate & Lyle partnerships, revenue from its CodeEvolver® technology license deals and sales of enzymes into the molecular diagnostics industry and Codexis’ ability to become profitable in the future. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ ability to develop and commercialize new products for the biocatalysis markets; Codexis’ dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform in new market spaces, including the fine chemicals, therapeutics and in vitro molecular diagnostics markets; Codexis’ ability to comply with the terms of its credit facility and its associated debt service obligations; Codexis’ need for

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additional capital in the future in order to expand its business or to adjust for market conditions or strategic considerations, which may involve Codexis entering into equity offerings, debt financings, credit facilities and/or strategic collaborations; Codexis’ dependence on key personnel; Codexis’ ability to establish and maintain adequate protection for intellectual property, trade secrets and other proprietary rights covering its technologies; and any claims by third parties that Codexis is infringing their intellectual property rights or other proprietary rights. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2017 and Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2017, August 9, 2017 and November 9, 2017, including under the caption “Risk Factors.” Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Codexis Contacts:

Investors
LHA Investor Relations
Jody Cain, 310-691-7100 jcain@lhai.com

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In Thousands, Except Per Share Amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Revenues:
Product sales	$7,551	$4,249	$26,685	$15,321
Research and development revenues	12,427	5,345	20,748	31,316
Revenue sharing arrangement	1,744	375	2,591	2,200
Total revenues	21,722	9,969	50,024	48,837
Costs and operating expenses:
Cost of product sales	3,559	2,287	14,327	9,753
Research and development	9,417	5,964	29,659	22,229
Selling, general and administrative	7,867	6,968	29,008	25,419
Total costs and operating expenses	20,843	15,219	72,994	57,401
Income (loss) from operations	879	(5,250)	(22,970)	(8,564)
Interest income	52	20	147	60
Other expense	(12)	(55)	(92)	(94)
Income (loss) before income taxes	919	(5,285)	(22,915)	(8,598)
Provision for (benefit from) income taxes	(51)	(25)	81	(40)
Net income (loss)	$970	$(5,260)	$(22,996)	$(8,558)

Net income (loss) per share, basic	$0.02	$(0.13)	$(0.50)	$(0.21)
Net income (loss) per share, diluted	$0.02	$(0.13)	$(0.50)	$(0.21)
Weighted average common stock shares used in computing net income (loss) per share, basic	48,187	41,002	46,228	40,629
Weighted average common stock shares used in computing net income (loss) per share, diluted	50,599	41,002	46,228	40,629

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In Thousands)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$31,219	$19,240
Accounts receivable, net	11,800	5,924
Inventories	1,036	825
Prepaid expenses and other current assets	984	1,238
Total current assets	45,039	27,227
Restricted cash	1,557	1,624
Marketable securities	671	1,142
Property and equipment, net	2,815	2,155
Goodwill	3,241	3,241
Other non-current assets	302	259
Total assets	$53,625	$35,648
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,545	$4,232
Accrued compensation	4,753	4,314
Other accrued liabilities	4,362	2,111
Deferred revenues	12,292	1,710
Total current liabilities	24,952	12,367
Deferred revenues, net of current portion	1,501	1,066
Lease incentive obligation, net of current portion	460	885
Financing obligation, net of current portion	302	—
Other long-term liabilities	1,863	2,231
Total liabilities	29,078	16,549
Stockholders’ equity:
Common stock	5	4
Additional paid-in capital	340,079	311,164
Accumulated other comprehensive loss	(472)	—
Accumulated deficit	(315,065)	(292,069)
Total stockholders’ equity	24,547	19,099
Total liabilities and stockholders’ equity	$53,625	$35,648

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(In Thousands, Except Per Share Amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016

(i) Research and development expenses
Research and development expenses - GAAP	$9,417	$5,964	$29,659	$22,229
Non-GAAP adjustments:
Depreciation expense (a)	(178)	(198)	(709)	(887)
Intangible asset amortization (b)	—	(281)	—	(2,812)
Employee stock-based compensation (c)	(394)	(345)	(1,444)	(1,033)
Research and development expenses - Non-GAAP	$8,845	$5,140	$27,506	$17,497

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$7,867	$6,968	$29,008	$25,419
Non-GAAP adjustments:
Depreciation expense (a)	(69)	(171)	(333)	(847)
Employee stock-based compensation (c)	(1,485)	(1,467)	(5,647)	(4,640)
Selling, general and administrative expenses - Non-GAAP	$6,313	$5,330	$23,028	$19,932

(iii) Net income (loss)
Net income (loss) - GAAP	$970	$(5,260)	$(22,996)	$(8,558)
Non-GAAP adjustments:
Depreciation expense (a)	247	369	1,042	1,734
Intangible asset amortization (b)	—	281	—	2,812
Employee stock-based compensation (c)	1,879	1,812	7,091	5,673
Net income (loss) - Non-GAAP	$3,096	$(2,798)	$(14,863)	$1,661

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(In Thousands, Except Per Share Amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
(iv) Net income (loss) per share
Net income (loss) per share - GAAP, basic	$0.02	$(0.13)	$(0.50)	$(0.21)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.04	0.06	0.18	0.25
Net income (loss) per share - Non-GAAP, basic	$0.06	$(0.07)	$(0.32)	$0.04

Net income (loss) per share - GAAP, diluted	$0.02	$(0.13)	$(0.50)	$(0.21)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.04	0.06	0.18	0.24
Net income (loss) per share - Non-GAAP, diluted	$0.06	$(0.07)	$(0.32)	$0.04

Weighted average common shares used in computing GAAP and Non-GAAP net income (loss) per share, basic	48,187	41,002	46,228	40,629
Weighted average common shares used in computing GAAP net income (loss) per share, diluted	50,599	41,002	46,228	40,629
Effect of dilutive shares	—	—	—	1,434
Weighted average common shares used in computing non-GAAP net income (loss) per share, diluted	50,599	41,002	46,228	42,063
Note: Totals may not sum due to rounding.

These non-GAAP financial measures exclude the following items:

(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.

(b) Intangible asset amortization: we provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because this expense is non-cash. This financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items. The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.

(c) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.

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